Exhibit 99.(14)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of the Morgan Stanley Institutional Funds, Inc. on Form N-14 of our report dated August 21, 2009, relating to the financial statements and financial highlights of Van Kampen Equity Growth Fund, appearing in the Annual Report on Form N-CSR of Van Kampen Series Fund, Inc. for the year ended June 30, 2009.

We also consent to references to us under the captions “Financial Highlights” in the Prospectus dated October 30, 2009 which is incorporated by reference in such Registration Statement and “Independent Registered Accounting Firm” in the Statement of Additional Information of Van Kampen Series Fund, Inc. which is included in the Registration Statement.  We also consent to the reference to us under the captions “Comparison of each Acquired Fund and Acquiring Fund” and “Financial Statements and Experts” in the Joint Proxy Statement and Prospectus which is included in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 14, 2010